REGISTRATION NO. 333-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           CONTINENTAL AIRLINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                               4512                                       74-2099724
(STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)

                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                                 (713) 834-5000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           --------------------------

             JEFFERY A. SMISEK, ESQ.                                   COPIES OF CORRESPONDENCE TO:
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
           CONTINENTAL AIRLINES, INC.                                        JOHN K. HOYNS, ESQ.
         2929 ALLEN PARKWAY, SUITE 2010                                  HUGHES HUBBARD & REED LLP
             HOUSTON, TEXAS 77019                                          ONE BATTERY PARK PLAZA
                (713) 834-2950                                         NEW YORK, NEW YORK 10004-1482
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: From time to time after this
                    Registration Statement becomes effective.

                           --------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are so offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                         PROPOSED MAXIMUM OFFERING           PROPOSED               AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE             PRICE              MAXIMUM AGGREGATE OFFERING   REGISTRATION FEE
        TO BE REGISTERED                  REGISTERED           PER UNIT (1)                PRICE (1)(2)
-----------------------------------   -----------------  -------------------------  ---------------------------   ================
Debt Securities (3)                    $400,000,000 (4)           (5)                      $400,000,000              $121,213
==================================================================================================================================

(1) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
(3) Subject to note (4) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. If any Debt Securities are issued at an original issue discount, then the principal amount will be increased, but the aggregate initial offering price will not exceed $400,000,000 less the dollar amount of the aggregate initial offering price of any securities previously issued hereunder.
(4) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(5) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED JUNE __, 1997


PROSPECTUS

                                  $400,000,000

                           CONTINENTAL AIRLINES, INC.

                                 DEBT SECURITIES

                           --------------------------

     Continental Airlines, Inc. ("Continental", or the "Company") may from time to time offer, together or separately, its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Continental (the "Debt Securities"), in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued as unsecured and unsubordinated Debt Securities ("Senior Debt Securities") or as unsecured and subordinated Debt Securities ("Subordinated Debt Securities"), in one or more series and will be limited to $400,000,000 aggregate public offering price and exercise price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units).

     The specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus including, where applicable, the specific designation (including whether the Offered Securities are Senior Debt Securities or Subordinated Debt Securities), aggregate principal amount, ranking, authorized denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payments of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of Continental or the holder, any sinking fund provisions, the initial public offering price and other special terms, together with any other terms in connection with the offering and sale of the Offered Securities, and the net proceeds to Continental from such offering.

     The Debt Securities may be denominated in United States dollars or, at the option of Continental if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

                                              (CONTINUED ON THE FOLLOWING PAGE.)

(CONTINUED FROM THE PRIOR PAGE.)

     The Senior Debt Securities will rank on a parity with all unsecured and unsubordinated indebtedness of Continental, and the Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness (as hereinafter defined). See "Description of Debt Securities--Subordination of Subordinated Debt Securities."

                           --------------------------

     Continental may sell the Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents, if any, involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                           --------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------


                 The date of this Prospectus is June ___, 1997.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

     Continental has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, exhibits and schedules, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

     Continental is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information, as well as the Registration Statement may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates Such material may be accessed electronically by means of the Commission's Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus: (i) Continental's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) Continental's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 and
(iii) Continental's Current Reports on Form 8-K filed January 6, March 21, April 18, May 28 and June 10, 1997.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or contained in the Prospectus Supplement to the Offered Securities modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Continental will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention:
Secretary, telephone (713) 834-2950.

                                   THE COMPANY

     Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first five months of 1997) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-owned subsidiary, Continental Micronesia, Inc. ("CMI"), each a Delaware corporation, serves 195 airports worldwide as of June 5, 1997.

     The Company operates its route system primarily through domestic hubs at Newark, George Bush Intercontinental in Houston, Cleveland, and a Pacific hub on the island of Guam. Each of Continental's three domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 54%, 79%, 54% and 68% of average daily jet departures, respectively, as of June 5, 1997.

     The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and its telephone number is (713) 834-2950.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds to Continental from the sale of the Debt Securities offered hereby will be used for general corporate purposes, which may include the repayment of outstanding indebtedness and financing of capital expenditures. The Company may also engage in additional public or private financings of a character and amount to be determined.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following information for the year ended December 31, 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993, for the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1996 and 1997 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 -- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

     For the year ended December 31, 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993 and for the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $131 million, $979 million, $60 million and $667 million, respectively, would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the years ended

December 31, 1995 and December 31, 1996 was 1.53 and 1.81, respectively. The ratio of earnings to fixed charges for the three months ended March 31, 1996 and March 31, 1997 was 1.70 and 1.88, respectively. For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary items plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities are to be issued under an Indenture, between Continental, as issuer, and an institution to be named in the applicable Prospectus Supplement, as Trustee (the "Senior Indenture"). The Subordinated Debt Securities are to be issued under an Indenture, between Continental, as issuer, and an institution to be named in the applicable Prospectus Supplement, as Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are referred to herein individually as an "Indenture" and collectively as the "Indentures." The Trustee under each Indenture is referred to herein as the "Trustee." A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The statements herein relating to the Debt Securities and the Indentures are summaries, and reference is made to the detailed provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Where no distinction is made between the Senior Debt Securities and the Subordinated Debt Securities or between the Senior Indenture and the Subordinated Indenture, such summaries refer to any Debt Securities and either Indenture. Whenever particular defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

     The anticipated market for the Debt Securities and the specific use of proceeds of an offering of such securities will be set forth in the applicable Prospectus Supplement.

GENERAL

     The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. The Senior Debt Securities will be unsecured and unsubordinated obligations of Continental and will rank on a parity with all other unsecured and unsubordinated indebtedness of Continental. The Subordinated Debt Securities will be unsecured obligations of Continental and, as set forth below under "Subordination of Subordinated Debt Securities," will be subordinated in right of payment to all Senior Indebtedness of Continental.

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the specific designation of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (2) the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Continental; (9) the obligation, if any, of Continental to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of specified events, or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency units for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable or redeemable and whether Continental or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable or redeemable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of Continental specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities and coupons appertaining thereto; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (17) any index used to determine the amount of payments of principal of (and premium, if any) and interest, if any, on such Debt Securities; (18) any provisions relating to the exchange of such Debt Securities; and (19) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery.

     Debt Securities may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

DENOMINATIONS, PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Registered Debt Securities will be issuable in denominations of $1,000 and integral multiples of $1,000, and Bearer Debt Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations and currencies as may be in the terms of the Debt Securities of any particular series. Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made, subject to any applicable laws and regulations, in the designated currency at the office or agency of Continental maintained for that purpose as Continental may designate from time to time, except that, at the option of Continental, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

     Payment in respect of Debt Securities in bearer form will be payable in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Continental may appoint from time to time. The Paying Agents outside the United States, if any, initially appointed by Continental for a series of Debt Securities will be named in the applicable Prospectus Supplement. Continental may at any time designate additional Paying Agents or rescind the designation of any Paying Agents, except that, if Debt Securities of a series are issuable as Registered Debt Securities, Continental will be required to maintain at least one Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, Continental will be required to maintain a Paying Agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. Continental will have the right to require a holder of any Debt Security, in connection with the payment of the principal of, premium, if any, and interest, if any, on such Debt Security, to certify information to Continental or, in the absence of such certification, Continental will be entitled to rely on any legal presumption to enable Continental to determine its duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Continental maintained for such purpose as designated by Continental from time to time. Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

     In the event of any redemption in part, Continental shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Debt Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Debt Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Debt Securities, or portion thereof, called for redemption or otherwise surrendered for repayment, except the unredeemed or unrepaid portion of any Registered Security being redeemed or repaid in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

     The payment of the principal of, premium, if any, and interest, if any, on, and the redemption or repurchase of, the Subordinated Debt Securities and coupons will be subordinated and junior in right of payment, to the extent set forth in the Subordinated Indenture, to the prior payment in full of all Senior Indebtedness of Continental. The Subordinated Debt Securities will rank PARI
PASSU with all existing and future subordinated indebtedness of Continental, except that the Subordinated Debt Securities will rank senior to any future subordinated indebtedness or other subordinated obligations of Continental which by its terms states that it will rank junior to the Subordinated Debt
Securities. Notwithstanding the foregoing, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein.

     Senior Indebtedness includes, with respect to Continental, (i) the principal, premium, if any, interest and other amounts in respect of (A) indebtedness of Continental for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by Continental, (ii) all capital lease obligations of Continental, (iii) all obligations of Continental issued or assumed as the deferred purchase price of property, all conditional sale obligations of Continental and all obligations of Continental under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of Continental for the reimbursement on any letter of credit, bankers acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Continental is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of Continental (whether or not such obligation is assumed by Continental), except for (1) any such indebtedness or other obligation that is by its terms subordinated to or PARI PASSU with the Subordinated Debt Securities, (2) any indebtedness between or among Continental and its affiliates, including all other debt securities and guarantees in respect of those debt securities, initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Continental that, directly or indirectly, is a financing vehicle of Continental (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank PARI PASSU with, or junior to the Subordinated Debt Securities and (3) the Company's guarantee of certain payments under the 8-1/2% Convertible Trust Originated Preferred Securities issued by Continental Airlines Finance Trust and the Company's 8-1/2% Convertible Subordinated Deferrable Interest Debentures due 2020. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The payment of the principal of, premium, if any, and interest on the Securities and coupons shall rank senior in right of payment to the Company's guarantee of certain payments under the 8-1/2% Convertible Trust Originated Preferred Securities issued by Continental Airlines Finance Trust and the Company's 8-1/2% Convertible Subordinated Deferrable Interest Debentures due 2020.

     No payment on account of principal of, premium, if any, or interest on, or redemption or repurchase of, the Subordinated Debt Securities or any coupon or any deposit pursuant to the provisions described under "Defeasance" below may be made by the Company if there is a default in the payment of principal, premium, if any, sinking funds or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Indebtedness or if any other event of default with respect to any Senior Indebtedness, permitting the holders thereof to accelerate the maturity thereof, shall have occurred and shall not have been cured or waived or shall not have ceased to exist after written notice to the Company and the Trustee by any holder of Senior Indebtedness. Upon any acceleration of the principal due on the Subordinated Debt Securities or payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, sinking funds and interest or other amounts due on all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debt Securities are entitled to receive any payment. By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Holders of the Subordinated Debt Securities, and such subordination may result in a reduction or elimination of payments to the Holders of the Subordinated Debt Securities.

     In addition, the Subordinated Debt Securities will be structurally subordinated to all indebtedness and other liabilities (including trade payables and lease obligations) of the Company's subsidiaries, as any right of the Company to receive any assets of its subsidiaries upon their liquidation or reorganization (and the consequent right of the Holders of the Subordinated Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company itself is recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

     The Subordinated Indenture does not limit the Company's ability to incur Senior Indebtedness or any other indebtedness.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Continental expects that the following provisions will apply to depositary arrangements.

     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Continental, if such Debt Securities are offered and sold directly by Continental. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indentures. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. Continental understands that, under existing industry practices, if Continental requests any action of holders or an owner of a beneficial interest in which Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     Continental expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. Continental also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of Continental, the Trustee or any agent of Continental shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered

Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Continental within ninety days, Continental will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Continental may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Securities representing such Debt Securities. Further, if Continental so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Registered Global Security representing Debt Securities of such series may, on terms acceptable to Continental and the Depositary for such Registered Global Security, receive Debt Securities of such series in definitive form registered in the name of such beneficial owner or its designee.

CONSOLIDATION, MERGER OR SALE BY CONTINENTAL

     Each Indenture provides that Continental shall not merge into or consolidate with any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, unless (i) the successor, resulting or acquiring Person is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes by supplemental indenture all the obligations of Continental under the Debt Securities and any coupons appertaining thereto and the obligations of Continental under the Indentures, (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing and (iii) certain other conditions are met. In the event a successor, resulting or acquiring corporation assumes the obligations of Continental, such successor, resulting or acquiring corporation shall succeed to and be substituted for Continental under the Indentures and under the Debt Securities and any coupons appertaining thereto and all obligations of Continental shall terminate. In the event of any such permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction (including a highly leveraged transaction), the holders of the Debt Securities will not have the right to require redemption thereof or similar rights unless otherwise provided in the applicable Prospectus Supplement.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     Events of Default with respect to Debt Securities of any series issued thereunder are defined in the Indentures as being: default for thirty days in payment of any interest on any Debt Securities of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default in payment of the principal of or premium, if any, on any Debt Securities of that series when due; failure to deposit any sinking fund payment when and as due by the terms of the Debt Securities of that series; default for sixty days after notice to Continental by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement applicable to the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; and certain events of bankruptcy, insolvency or reorganization of Continental. Any other Events of Default applicable to a specified series of Debt Securities will be described in the applicable Prospectus Supplement. An Event of Default with respect to a particular series of Debt Securities will not necessarily be an Event of Default with respect to any other series of Debt Securities.

     The Indentures provide that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series issued thereunder and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Continental (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount specified in the applicable Prospectus Supplement) of all the Debt Securities of that series to be due and payable.

     The Indentures provide that the Trustee for any series of Debt Securities shall, within ninety days after the occurrence of a Default known to it with respect to Debt Securities of that series, give to the holders of the Debt Securities of that series notice of all such uncured Defaults; PROVIDED, that such notice shall not be given until 60 days after the occurrence of a Default with respect to Debt Securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment; and PROVIDED FURTHER, that, except in the case of default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as defined therein) in good faith determines that withholding such notice is in the interest of the holders of the Debt Securities of that series. "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default.

     The Indentures provide that the Trustee will be under no obligation to exercise any of its rights or powers thereunder at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee, the Indentures provide that the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee.

     The Indentures include a covenant that Continental will file annually with the Trustee a certificate as to Continental's compliance with all conditions and covenants of the applicable Indenture.

     The holders of not less than a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series (unless a judgment or decree based on such acceleration has been obtained and entered), except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security (and any acceleration resulting therefrom) and certain other defaults.

MODIFICATION OF THE INDENTURES

     The Indentures contain provisions permitting Continental and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Continental and the assumption of the covenants of Continental by a successor; (ii) to add to the covenants of Continental or surrender any right or power of Continental; (iii) to add additional Events of Default with respect to any series; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form or in global form; (v) under certain circumstances to add to, change or eliminate any provision affecting Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indentures, PROVIDED that such action does not adversely affect the interests of any holder of Debt Securities of any series issued under such Indentures in any material respect; or (xi) to cure any ambiguity or correct any mistake.

     The Indentures also contain provisions permitting Continental and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or interest, if any, on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or interest, if any, on any Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Debt Security;
(v) change the coin or currency in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; (viii) change the obligation of

Continental to maintain an office or agency in the places and for the purposes specified in the Indentures; or (ix) modify any of the foregoing provisions.

DEFEASANCE

     If indicated in the applicable Prospectus Supplement, Continental may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as described below) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee for such series (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of, premium, if any, and interest, if any, on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. Upon the occurrence of a defeasance, Continental will be deemed to have paid and discharged the entire indebtedness represented by such Debt Securities and any coupons appertaining thereto and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto (except for (i) the rights of holders of such Debt Securities to receive, solely from the trust funds deposited to defease such Debt Securities, payments in respect of the principal of, premium, if any, and interest, if any, on such Debt Securities or any coupons appertaining thereto when such payments are due and (ii) certain other obligations as provided in the Indentures). Upon the occurrence of a covenant defeasance, Continental will be released only from its obligations to comply with certain covenants contained in the Indenture relating to such Debt Securities, will continue to be obligated in all other respects under such Debt Securities and will continue to be contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to such Debt Securities.

     Unless otherwise specified in the applicable Prospectus Supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows: (i) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the applicable Indenture; (ii) certain bankruptcy related Defaults or Events of Default with respect to Continental must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease such Debt Securities and ending on the 91st day after such date; (iii) Continental must deliver to the Trustee an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if such defeasance or covenant defeasance had not occurred (such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indentures); and (iv) any additional conditions to such defeasance or covenant defeasance which may be imposed on Continental pursuant to the applicable Indenture. The Indentures require that a nationally recognized firm of independent public accountants deliver to the Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Debt Securities. The Indentures do not provide the holders of such Debt Securities with recourse against such firm. If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government
Obligations may include obligations of the government or any agency or instrumentality of the government issuing the currency in which Debt Securities of such series are payable. In the event that Government Obligations deposited with the Trustee for the defeasance of such Debt Securities decrease in value or default subsequent to their being deposited, Continental will have no further obligation, and the holders of such Debt Securities will have no additional recourse against Continental, as a result of such decrease in value or default. As described above, in the event of a covenant defeasance, Continental remains contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to the Debt Securities.

     Continental may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Continental exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If Continental exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest, if any, then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

     The applicable Prospectus Supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to Debt Securities of a particular series.

THE TRUSTEE

     The applicable Prospectus Supplement relating to each series of Debt Securities will identify the Trustee under the Indenture relating to such Debt Securities. If more than one series of Debt Securities is outstanding under an Indenture, a Trustee may serve in such capacity with respect to the Debt
Securities of one or more of such series. If more than one series of Debt Securities is outstanding under an Indenture, the holders of a majority in aggregate principal amount of each such series at any time outstanding may remove the Trustee with respect to such series (but not as to any other series) by so notifying the Trustee and may appoint a successor Trustee with respect to such series. Each reference in this Prospectus to the Trustee under an Indenture refers, in the case of each series of Debt Securities outstanding under such Indenture, to the Trustee for such series.

                              PLAN OF DISTRIBUTION

     Continental may sell Debt Securities in or outside of the United States to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

     The Offered Securities may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Offered Securities, including Offered Securities not listed on any securities exchange. Continental also may, from time to time, authorize underwriters acting as Continental's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Continental in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     If a dealer is used directly by Continental in the sale of Offered Securities in respect of which this Prospectus is delivered, Continental will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

     Offered Securities may be offered and sold through agents designated by Continental from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by Continental to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Offers  to  purchase  Offered  Securities  may  be  solicited  directly  by
Continental and sales thereof may be made by Continental directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Continental will solicit or receive a commission in connection with direct sales by Continental of the Offered Securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

     Any underwriting compensation paid by Continental to underwriters, dealers or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Continental, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Continental for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, Continental and its subsidiaries in the ordinary course of business.

     If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Continental will authorize dealers acting as Continental's agents to solicit offers by certain institutions to purchase Offered Securities from Continental at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Continental. Contracts will not be subject to any conditions except the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by Continental. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. If an underwriter or underwriters are utilized in the sale of any Offered Securities, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Offered Securities. No assurances can be given that there will be a market for the Offered Securities.

     The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities offered hereby will be passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements (including financial statement schedules) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                          ---------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONTINENTAL OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT AND/OR PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONTINENTAL SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                          ---------------------------

                                TABLE OF CONTENTS

                                                                            PAGE


Available Information ........................................................2

Incorporation of Certain Documents by Reference ..............................2

The Company ..................................................................4

Use of Proceeds ..............................................................4

Ratio of Earnings to Fixed Charges ...........................................4

Description of Debt Securities ...............................................5

Plan of Distribution .........................................................16

Legal Opinions ...............................................................18

Experts ......................................................................19

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are:

Securities and Exchange Commission registration filing fee..........  $121,213
Printing and engraving expenses.....................................   20,000*
Trustee fees and expenses...........................................   15,000*
Accounting fees and expenses........................................   15,000*
Rating Agency fees..................................................   30,000*
Legal fees and expenses.............................................   50,000*
Miscellaneous.......................................................   23,787*
                                                                      --------
         Total......................................................  275,000*
                                                                      ========

   -----------------
   * Estimates.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL provides as follows:

          "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)".

     The Certificate of Incorporation and Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Bylaws of the Company provide as follows:

          "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended".

     The Company maintains directors' and officers' liability insurance.

ITEM 16.   EXHIBITS.

     Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement, which is incorporated herein by reference.

ITEM 17.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act, as amended (the "TIA"), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 13, 1997.


                                        CONTINENTAL AIRLINES, INC.


                                        By:  /S/ JEFFERY A. SMISEK
                                             ----------------------------------
                                             Jeffery A. Smisek
                                             Executive Vice President, General
                                             Counsel and Secretary



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated, on June 13, 1997.


SIGNATURE                                           TITLE

          *                    Chairman of the Board and Chief Executive Officer (Principal Executive
-----------------------        Officer) and Director
Gordon M. Bethune

          *                    Executive Vice President and Chief Financial Officer
-----------------------        (Principal Financial Officer)
Lawrence W. Kellner

          *                    Vice President and Controller
-----------------------        (Principal Accounting Officer)
Michael P. Bonds

          *                    Director
-----------------------
Thomas J. Barrack, Jr.

          *                    President, Chief Operating Officer and Director
-----------------------
Gregory D. Brenneman

          *                    Director

-----------------------
Lloyd M. Bentsen, Jr.

          *                    Director
-----------------------
David Bonderman

                               Director
-----------------------
Patrick Foley



          *                    Director
-----------------------
Douglas H. McCorkindale

          *                    Director
-----------------------
George G. C. Parker

          *                    Director
-----------------------
Richard W. Pogue

          *                    Director
-----------------------
William S. Price III

          *                    Director
-----------------------
Donald L. Sturm

          *                    Director
-----------------------
Karen Hastie Williams

          *                    Director
-----------------------
Charles A. Yamarone

*By: /S/ SCOTT R. PETERSON
     -----------------------------------
     Scott R. Peterson, Attorney-in-fact




                                  EXHIBIT INDEX


       EXHIBIT NO.          EXHIBIT
       -----------          -------

           4.1              Form of Senior Indenture

           4.2              Form of Subordinated Indenture

           5.1              Opinion of Hughes Hubbard &  Reed LLP

           12.1             Computation of Ratio of Earnings to Fixed Charges

           23.1             Consent of Ernst & Young LLP

           23.2 Consent of Hughes Hubbard & Reed LLP (included in its opinion filed as Exhibit 5.1)

           24.1             Powers of Attorney
